As filed with the Securities and Exchange Commission on September 12, 2008,
                                                           Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                Youbet.com, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                        95-4627253
(State or other jurisdiction                           (I.R.S. Employer
 of incorporation or organization)                      Identification No.)

          5901 De Soto Avenue                                 91367
      Woodland Hills, California                           (Zip Code)
(Address of Principal Executive Offices)


                                YOUBET.COM, INC.
                              EQUITY INCENTIVE PLAN
                              (Full title of plan)


                         Daniel Perini, General Counsel
                                Youbet.com, Inc.
                               5901 De Soto Avenue
                        Woodland Hills, California 91367
                     (Name and Address of agent for service)

              Telephone number of agent for service: (818) 668-2100


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):


Large accelerated filer  |_|       Accelerated filer  |X|     Non-accelerated filer           Smaller reporting company  |_|

                                                  (Do not check if a smaller reporting company)

                                       CALCULATION OF REGISTRATION FEE
------------------------ --------------------- ------------------------ --------------------- -----------------------
                                                      Proposed                 Proposed
                                                   Maximum Offering            Maximum
   Title Of Security         Amount Being             Price Per            Aggregate Offering          Amount Of
   Being Registered          Registered*              Share(**)                 Price(**)           Registration Fee
------------------------ --------------------- ------------------------ --------------------- -----------------------
 Common Stock, $0.001
       Par Value              2,000,000                $1.845                $3,690,000.00             $145.02

------------------------ --------------------- ------------------------ --------------------- -----------------------

(*) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be offered and issued in accordance with plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

(**) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of shares of common stock, par value $.001, of Youbet.com as reported on the Nasdaq Capital Market on September 10, 2008.

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIE

    Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is being filed by Youbet.com ("Youbet") to register 2,000,000 additional shares of Youbet's common stock, par value $0.001 per share, (plus an indeterminate number of shares pursuant to Rule 416(a) of the Securities Act of 1933) issuable pursuant to the Youbet.com, Inc. Equity Incentive Plan (the "Plan"). Pursuant to General Instruction E, and unless otherwise noted herein, this Registration Statement incorporates by reference the contents of the previously filed registration statements on Form S-8 (File Nos. 333-125576 and 333-137061), and all exhibits thereto, relating to the Plan, which were previously filed with the Securities and Exchange Commission on June 7, 2005 and September 1, 2006, respectively.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 8.  Exhibits

   Exhibit Number                  Description of Exhibit

        5.1     Opinion of Dow Lohnes PLLC
       10.1* Youbet.com, Inc. Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Youbet's registration statement on Form S-3, File No. 333-126131)
       10.2* Amendment Number One to the Youbet.com, Inc. Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Youbet's current report on Form 8-K filed June 16, 2006)
       10.3* Amendment Number Two to the Youbet.com, Inc. Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to Youbet's current report on Form 8-K filed June 17, 2008)
        23.1    Consent of Piercy Bowler Taylor & Kern
        23.3    Consent of Dow Lohnes PLLC
                (contained in their opinion filed as Exhibit 5.1)



______________________

* Management contract or compensatory plan.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Youbet certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California on this 12th day of September, 2008.

                                    YOUBET.COM, INC.


                                    By: /s/ Michael Brodsky
                                       -----------------------------------
                                       Michael Brodsky
                                       President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                                  Capacity                            Date


/s/ Michael Brodsky
------------------------------------       President and Chief Executive Officer         September 12, 2008
Michael Brodsky                                (Principal Executive Officer)

/s/ James A. Burk
------------------------------------               Chief Financial Officer               September 12, 2008
James A. Burk                                   (Principal Financial Officer)

/s/ Michael Nelson
------------------------------------                      Controller                     September 12, 2008
Michael Nelson                                  (Principal Accounting Officer)

/s/ Gary Adelson
------------------------------------                       Director                      September 12, 2008
Gary Adelson

/s/ James Edgar
------------------------------------                       Director                      September 12, 2008
James Edgar

/s/ F. Jack Liebau
------------------------------------                       Director                      September 12, 2008
F. Jack Liebau

/s/ Jay R. Pritzker
------------------------------------                       Director                      September 12, 2008
Jay R. Pritzker

/s/ Michael D. Sands
------------------------------------                       Director                      September 12, 2008
Michael D. Sands

/s/ Michael Soenen
------------------------------------                       Director                      September 12, 2008
Michael Soenen


                                                                     Exhibit 5.1


                          [Dow Lohnes PLLC Letterhead]

                               September 12, 2008


Youbet.com, Inc.
5901 De Soto Avenue
Woodland Hills, California  91367

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as special counsel to Youbet.com, Inc., a Delaware corporation ("Youbet"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") pertaining to an additional 2,000,000 shares of Common Stock, par value $0.001 per share (the "Shares"), being registered for issuance by Youbet pursuant to the Youbet.com, Inc. Equity Incentive Plan (as in effect as of the date hereof, the "Plan"). At your request, we are providing this opinion to you for filing as an exhibit to the Registration Statement.

         In preparing this opinion we have reviewed (i) the Registration Statement; (ii) Youbet's Certificate of Incorporation, as amended to date; (iii) Youbet's Amended and Restated Bylaws; (iv) the Plan; and (v) a certificate of the Secretary of Youbet.

         With respect to our examination of the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate.

         We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction. As to matters of law set forth below, our opinion is limited to matters of law arising under the General Corporation Law of the State of Delaware ("Applicable Law"); provided, however, that the term Applicable Law includes only those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the issuance and sale of the Shares pursuant to the Omnibus Plan and does not include laws of the type described in Section 19 of the Legal Opinion Accord of the American Bar Association Section of Business Law (1991). We express no opinion as to conflicts of law rules or the laws of any states or jurisdictions, including federal laws regulating securities, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

         In rendering this opinion, we have assumed that: (i) the Registration Statement will be automatically effective when filed with the Securities and Exchange Commission (the "Commission") in accordance with Rules 456 and 462 promulgated under the Securities Act of 1933, as amended (the "Securities Act");
(ii) the Registration Statement will be effective at the time any Shares are offered or issued under the Plan; and (iii) the Shares will be issued and sold in compliance with applicable federal and state securities laws, consistent with the terms of the Plan and in the manner stated in the Registration Statement.

         Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that the Shares, when and to the extent issued and paid for pursuant to the provisions of the Plan, will be validly issued, fully paid and non-assessable.

         This opinion is as of the date hereof. We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Youbet or the Shares.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement; provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                 Very truly yours,

                                 DOW LOHNES PLLC


                                 By: /s/ Thomas D. Twedt
                                     -------------------------------
                                     Thomas D. Twedt, Member

                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Youbet.com, Inc.
Woodland Hills, California

We consent to the incorporation by reference in this registration statement of Youbet.com, Inc. of our reports dated March 28, 2008, except for the effects of the matters discussed in Note 2 to the consolidated financial statements, as to which the date is July 28, 2008, on the consolidated financial statements of Youbet.com, Inc. and Subsidiaries as of December 31, 2007 (as restated) and 2006, and for each of the three years ended December 31, 2007 (as restated), 2006 and 2005, and on the effectiveness of internal control over financial reporting as of December 31, 2007, which reports are included in Youbet.com, Inc.'s amended Annual Report on Form 10-K/A for the year ended December 31, 2007.


PIERCY BOWLER TAYLOR & KERN

/s/ Piercy Bowler Taylor & Kern

Certified Public Accountants
Las Vegas, Nevada
September 10, 2008